EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the amendment to Annual Report of Asta Funding, Inc. on Form 10-K/A for the year ended September 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Mitchell Cohen, Chief Financial Officer of the Asta Funding, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of Asta Funding, Inc. as of the dates presented and the consolidated result of operations of Asta Funding, Inc. for the periods presented.

/s/ Mitchell Cohen
Mitchell Cohen
Chief Financial Officer
(Principal Financial Officer)
Dated: February 11, 2008
     The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-K/A or as a separate disclosure document.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Asta Funding, Inc. and will be retained by Asta Funding, Inc. and furnished to the Securities and Exchange Commission or its staff upon request